UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 1, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on our Current Report on Form 8-K filed on November 8, 2021, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), and the investors (the “Holders”) entered into that Securities Purchase Agreement, dated as of November 3, 2021 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”) and the Company issued to the Holders certain senior secured convertible notes (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, each, a “Note” and together with the Securities Purchase Agreement, the “Note Documents”).

Also as previously reported on our Current Report on Form 8-K filed March 1, 2022, on February 22, 2022, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Holders in order to amend and waive certain provisions of the Note Documents and exchange $100 in aggregate principal amount of each of the Notes.

In addition, as previously reported on our Current Report on May 2, 2022, the Company and the Holders entered into a letter agreement (the “Letter Agreement #1”) pursuant to which the parties agreed to reduce the Conversion Price from $3.50 to $1.35 for the period beginning May 2, 2022 through May 13, 2022 (the “Reduced Price Conversion Period”).

As previously reported on our Current Report as filed with the SEC on May 13, 2022, on May 12, 2022, the Company and the Holders entered into a letter agreement (the “Letter Agreement #2”) pursuant to which the parties agreed to reduce the Conversion Price to $0.95 and the Holders have committed to converting up to 4.90% of the outstanding shares of common stock of the Company. The Note Documents, Exchange Agreement, Letter Agreement #1 and the Letter Agreement #2 are referred to herein as the Transaction Documents. All terms not defined in this Current Report are as set forth in the Transactional Documents and the Conversion Agreement described below.

For the full description of the Transaction Documents, please refer to our Current Reports on Forms 8-K and the exhibits attached thereto as filed with the SEC on November 8, 2021, March 1, 2022, May 2, 2022, and May 13, 2022.

On July 1, 2022, the Company and the Holders entered into a third letter agreement (the “Letter Agreement #3”) pursuant to which the parties agreed to reduce the Conversion Price to $0.30 for the Trading Days of July 5, 2022, through and inclusive of September 5, 2022. Any conversion which occurs shall be voluntary at the election of the Holder.

The foregoing description of the Letter Agreement #3 is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the document, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.

The representations, warranties and covenants contained in the agreements described in Item 1.01 of this Current Report on Form 8-K are not intended to be a source of factual, business or operational information about the Company; were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Letter Agreement #3 is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Letter Agreement #3 is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The shares of common stock that have been and may be issued under the Transaction Documents and the Letter Agreement #3 are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The Company filed a Form D with the SEC on or about November 9, 2021.

Subsequently, the Company filed a resale registration statement on Form S-1 to register up to 12,164,213 shares of our common stock for resale by certain institutional investors upon conversion of the Notes. The Form S-1 was declared effective on January 13, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated as of July 1, 2022, by and among Gaucho Group Holdings, Inc. and the Holders listed therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of July 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO